Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY ANNOUNCES RIG CONTRACT FOR EXPLORATION PROGRAM

DALLAS, Texas, June 10, 2013 — Kosmos Energy Ltd. (“Kosmos”) (NYSE: KOS) announced today that it has signed a long-term rig agreement with a subsidiary of Atwood Oceanics, Inc. (NYSE: ATW) for the new build drillship Atwood Achiever. Currently under construction in South Korea, the rig is scheduled for completion in June of 2014 and expected to commence drilling operations in the second half of 2014. The signed agreement covers an initial period of three years at a day rate of approximately $595,000, with an option to extend the contract for an additional three-year term. Within the initial committed period, the Company plans to utilize the rig term on its multi-year, high-impact exploration portfolio, while also allocating a portion of the rig term to one or more E & P operators.

The Atwood Achiever is a 6th generation ultra-deepwater, dynamically positioned drillship with enhanced offline capabilities and two BOP systems. The rig’s capabilities include drilling to total depths of up to 40,000 feet, and in water depths of up to 12,000 feet.

In addition to the Atwood Achiever rig, Kosmos is actively pursuing additional rig capacity for exploration drilling in the first quarter of 2014. Kosmos anticipates utilizing the added rig capacity to drill the Company’s initial exploration well offshore Morocco.

Darrell McKenna, Chief Operating Officer, commented, “We are pleased to have executed the rig contract with Atwood, which builds on our strong previous working relationship, and ensures a highly capable and efficient rig to execute on our transformational exploration program. Despite a tightening rig market, we have been able to secure the long-term rig resources needed to support our drilling plans. In addition, we are closing in on a rig of opportunity that combined, will allow for multiple petroleum system tests for Kosmos in 2014 and beyond.”

About Kosmos Energy

Kosmos Energy is a leading independent oil and gas exploration and production company focused on frontier and emerging areas along the Atlantic Margin. The Company’s asset portfolio includes existing production and other major project developments offshore Ghana, as well as exploration licenses with significant hydrocarbon potential offshore Ireland, Mauritania, Morocco and Suriname and onshore Cameroon. Kosmos is listed on the New York Stock Exchange and is traded under the ticker symbol KOS. For additional information, visit www.kosmosenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements.  Kosmos’s estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and

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operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’s Securities and Exchange Commission (“SEC”) filings.  Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:

Investor Relations

Jon Cappon

+1.214.445.9669

jcappon@kosmosenergy.com